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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of InforMax, Inc. on Form S-8 of our report dated February 4, 2002 appearing in the Annual Report on Form 10-K of InforMax, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

McLean, Virginia
June 12, 2002